Exhibit 10.9

Sale of Future Receipts Agreement

This Sale of Future Receipts Agreement (“Agreement”) effective, 11/12/2025, is made by and between Ace Funding Source LLC (“Buyer”, “we”, or “us”), with its principal address at 295 Madison Avenue, 12th Floor, New York, NY 10017, each Seller identified below (“Seller” or “you”), and each person who signs this Agreement as a Guarantor (each a “Guarantor”).

Seller and Guarantor Information

Seller Legal Name(s)	D/B/A	Entity type/where organized
COUNTY COMFORT SERVICES LLC	COUNTY COMFORT SERVICES	Limited Liability Company/ MA
AND ALL ENTITIES SIGNING BELOW AS SELLER

Seller address	2 Mount Royal Avenue STE 550, Marlborough, MA 01752
Primary Contact Person For Sellers	Name/title: MAHESH PRASAD, Owner Address: 4 JEFFERSON RD, Westborough, MA, 01581 Phone: 7703306879 Email: mahesh@connectm.com

Guarantor(s)	MAHESH PRASAD

Purchase Information

The transaction contemplated by this Agreement is a purchase of Future Receipts. “Future Receipts” means all payments received by Seller, or its right to receive such payments, in the ordinary course of Seller’s business, including but not limited to (a) payments made by cash, check, Automated Clearing House (“ACH”) or other electronic transfer; (b) payments, or rights to payments, made by credit card, debit card, bank card, charge card (each such card shall be referred to herein as a “Payment Card”); (c) accounts and payment intangibles; and (d) payments made by any other form. You will deliver the entire Purchased Amount of Future Receipts to us over time by allowing us to debit the Periodic Amount (which is subject to adjustment) on each Remittance Day. We will debit the Periodic Amount from one or more deposit accounts authorized by you for this purpose (each, an “Authorized Account”).

Purchased Amount of

How we calculated the Periodic Amount

The Periodic Amount is the Specified Percentage of the average sales revenue we estimate you will receive. Our estimate is based on a review of your past revenue. We used information you provided to us to make this estimate. Beginning on the first Remittance Day, the Periodic Amount will be the amount identified on this page. You have the right to adjust the Periodic Amount to better reflect actual revenue as it changes over time. Please refer to Section 4 (Reconciliation Process) to learn how you can adjust the Periodic Amount.

Future Receipts
$210,000.00
Purchase Price
$150,000.00
Periodic Amount	Remittance Days will occur (The option marked ☒ applies): ☐ Every Week Day (i.e., Monday through Friday) ☒ Weekly* *We will notify you of the day or days on which each Remittance Day will occur.
$7,000.00
Specified Percentage
7.47%

Amounts Deducted from Purchase Price:
Prior balance paid to Buyer	$0.00
Prior balance paid to third parties	$0.00
Origination fee	$7,500.00
Total Amount Deducted From Purchase Price	$7,500.00
Net Funded Amount
This is the Purchase Price minus the Total Amount Deducted from Purchase Price. This is the total dollar amount of funds to be deposited into your Authorized Account.	$142,500.00

The Net Funded Amount may change if the amounts needed to satisfy any prior balances changes between when we prepared this Agreement and funding.

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1.	Sale of Future Receipts. Seller hereby sells and assigns to Buyer, without recourse, the Purchased Amount of Future Receipts described above. As payment for the Purchased Amount, Buyer agrees to pay Seller the Purchase Price shown above and Seller will receive funds equal to the Net Funded Amount.

2.	Buyer’s Acceptance of Agreement. The obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Net Funded Amount, shown above, into any Authorized Account. Prior to accepting this Agreement, Buyer may conduct a processing trial to confirm its access to any Authorized Account and the ability to withdraw the initial Periodic Amount. If the processing trial is not completed to the satisfaction of Buyer, Buyer will refund to Seller all funds that were obtained by Buyer during the processing trial.

3.	Delivery of Purchased Amount. If Remittance Days are to occur on a frequency other than daily, then Buyer will notify Seller on or before the date Buyer has accepted this Agreement, of the day of the week or month (as applicable) on which Remittance Days will occur. The Purchased Amount will be delivered to Buyer each Remittance Day in a series of remittances each equal to the Periodic Amount. Seller authorizes Buyer to debit an Authorized Account on each Remittance Day, by initiating an ACH debit entry or by creating a remotely created check or electronically created item, in the amount of the initial Periodic Amount or, following any adjustment pursuant to Section 4 (Reconciliation Process), the adjusted Periodic Amount. For this purpose, Seller shall provide Buyer with all required account information and will provide an appropriate ACH authorization to Buyer. Seller agrees not to change any account information without prior written consent from Buyer. If a Remittance Day occurs on a bank holiday, Seller authorizes Buyer to initiate a debit entry on the next day on which Seller’s bank is open in an amount equal to the Periodic Amount and, if Remittance Days are scheduled to occur every Week Day, Buyer may initiate the debit entry in an amount equal to the Periodic Amount scheduled for the next day, plus the Periodic Amount that would have been debited on the preceding bank holiday. If any ACH entry, check, or electronically created item is returned or rejected for insufficient funds, then Seller will pay Buyer a returned entry fee of $30. In addition, Seller will reimburse Buyer for any charges incurred by Buyer resulting from the returned ACH entry, check, or electronically created item. Buyer is not responsible for any overdrafts or rejected transactions that may result from Buyer’s debiting any amount authorized under the terms of this Agreement.

4.	Reconciliation Process (IMPORTANT PROTECTION FOR SELLER). The Periodic Amount is based on an estimate of the Specified Percentage of Seller’s Future Receipts. At any time, Seller or Buyer have the right to require a new review of Seller’s revenue for the purpose of evaluating whether the Periodic Amount continues to accurately reflect the Specified Percentage of Seller’s actual revenue for the period reviewed (a “reconciliation”).

a.	How Seller may Request a Reconciliation. Seller may request a reconciliation in writing via regular mail or email to admin@acefundingllc.com.

b.	How Buyer may Request a Reconciliation. Buyer may request a reconciliation in writing via regular mail or e-mail.

c.	Reconciliation Review. After receiving or making a request for reconciliation pursuant to this Agreement, Buyer shall calculate Seller’s average revenue for the 30-day period preceding the reconciliation request (the “Review Period”). Seller shall cooperate with any reconciliation by providing bank statements or other records of Seller’s actual revenue received during the Review Period (“Reconciliation Information”). Reconciliation Information may be provided electronically. Seller shall also provide Buyer with any assistance or other information needed to access or view any Reconciliation Information. Upon receipt of the Reconciliation Information, Buyer shall promptly (but no later than 3 calendar days following such receipt) calculate whether the total of all Periodic Amounts remitted to Buyer during the Review Period was greater than the Specified Percentage of Seller’s actual revenue during the Review Period (an “excess”) or less than the Specified Percentage of Seller’s actual revenue during the Review Period (a “shortfall”).

d.	Adjusting the Periodic Amount. If there was an excess, then Buyer shall decrease the Periodic Amount for each subsequent Remittance Day. If there was a shortfall, then Buyer may (but is not required to) increase the Periodic Amount for each subsequent Remittance Day. In either case, Buyer shall adjust the Periodic Amount to an amount equal to the Specified Percentage of Seller’s reasonably anticipated average revenue, based on the Reconciliation Information. After an adjustment, the Periodic Amount shall remain unchanged until a subsequent adjustment occurs in accordance with this Section.

e.	Failure to Provide Reconciliation Information. If Seller requests a reconciliation and fails to provide the Reconciliation Information within 10 calendar days after Seller’s reconciliation request, Buyer may consider Seller’s reconciliation request withdrawn. If Buyer requests a reconciliation and Seller fails to provide the Reconciliation Information within 10 calendar days after Buyer’s reconciliation request, Buyer may adjust the Periodic Amount based on the best information reasonably available to Buyer.

f.	Additional Reconciliation. In addition to adjusting the Periodic Amount as described above, either party may, in connection with any reconciliation, request an additional reconciliation. Upon such a request, Buyer will review the Reconciliation Information and calculate the excess or shortfall for the prior month, if any, as described above. Within 5 business days after making that calculation, Buyer shall credit the amount of any excess, or debit the amount of any shortfall, by initiating the appropriate credit or debit entry to the Authorized Account.

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5.	Changing the Remittance Day. The parties may change the frequency of the Remittance Day pursuant to this Section. The effective date of any change to the Remittance Day is referred to herein as the “Change Effective Date”. Any change to the Remittance Day will be accompanied by a change to the Periodic Amount immediately following the Change Effective Date. The process for requesting changes to the Remittance Day and calculation of the Periodic Amount is described below.

a.	Changing Remittance Day to occur each Week Day. Either Buyer or Seller may request that a weekly Remittance Day be changed to occur on each Week Day. The party requesting a change must notify the other party in accordance with Section 19 (Notices). The Change Effective Date shall take effect promptly, but no later than one week from the date such notice is either sent or received by Buyer. Immediately after the Change Effective Date, the new Periodic Amount shall be adjusted to an amount equal to the Periodic Amount immediately prior to the Change Effective Date, divided by five.

b.	Changing Remittance Day to occur weekly. When the Remittance Day is scheduled to occur each Week Day, the Remittance Day may be changed to occur weekly, but only if both parties agree to such change in writing (which may be memorialized in an electronic record, including email). To be effective, both parties must agree on the day each Remittance Day will occur. Immediately after the Change Effective Date, the new Periodic Amount shall be adjusted to an amount equal to the Periodic Amount immediately prior to the Change Effective Date, multiplied by five.

c.	Effect on reconciliation. Following any Change Effective Date, subsequent adjustments to the Periodic Amount pursuant to Section 4 (Reconciliation Process) shall account for the change in the frequency of the Remittance Day as described above.

6.	Nonrecourse Sale of Future Receipts (THIS IS NOT A LOAN). Seller is selling a portion of a future revenue stream to Buyer at a discount, not borrowing money from Buyer. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Buyer. Seller acknowledges that it has no right to repurchase the Purchased Amount from Buyer. Buyer assumes the risk that Future Receipts may be remitted more slowly than Buyer may have anticipated or projected because Seller’s business has slowed down, and the risk that the full Purchased Amount may never be remitted because Seller’s business goes bankrupt or Seller otherwise ceased operations in the ordinary course of business. Buyer is buying the Purchased Amount knowing the risks that Seller’s business may slow down or fail, and Buyer assumes these risks based on Seller’s representations, warranties and covenants in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount and Seller retains no legal or equitable interest therein.

7.	Fees and Charges. The fees and charges owed by Seller are as described in this Agreement. Some or all of the Origination Fee may be paid to a broker. Otherwise, Buyer is NOT CHARGING ANY BROKER FEES to Seller. If Seller is charged another such fee, Seller acknowledges that it is not being charged by Buyer.

8.	Early Delivery Option. If this Agreement contains an Early Delivery Schedule, then Seller may at its option elect to pay the remaining balance of the Purchased Amount to Buyer on an accelerated basis in a discounted amount described in the Early Delivery Schedule attached to this Agreement (the “Early Delivery Option”). The Early Delivery Option is subject to any conditions identified in the Early Delivery Schedule.

9.	Credit Report and Financial Information Authorizations.

a.	Seller and each of the Guarantors signing above authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of the Guarantors for the purpose of this Agreement, (ii) obtain consumer and business credit reports on the Seller and any of its owners, and (iii) to contact personal and business references provided by Seller to Buyer, at any time now or for so long as Seller and/or Guarantors continue to have any obligations to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.

b.	Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, banking or financial statements, tax returns, etc., as Buyer deems necessary and reasonable prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.

c.	Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by or on behalf of Buyer as permitted by this Agreement or disclosure of information as permitted by this Agreement.

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10.	Authorization to Contact Current and Prior Banks. Seller authorizes all of its banks and brokers and its Payment Card processor(s) to provide Buyer with Seller’s banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections upon a breach of this Agreement. Seller hereby further authorizes Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding Seller’s transactions with any such bank. Such information may include but is not limited to, information necessary to verify the amount of Future Receipts previously processed on behalf of Seller and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collection purposes and in order to confirm that Seller is exclusively using an Authorized Account for the deposit of all Future Receipts of the Seller.

11.	Right to Cancel. Seller understands that Buyer offers Seller a right to cancel this Agreement at any time within 3 calendar days after Buyer has delivered the Net Funded Amount to Seller. Seller may exercise this right by notifying Buyer that it is cancelling this Agreement and paying to Buyer the following amount in immediately available U.S. funds: (a) the Net Funded Amount, and (b) any portion of the Purchase Price that was advanced to third parties. Seller’s right to cancel shall be effective only if Buyer receives both the notice and the required payment no later than 5:00 PM Eastern Time on the third calendar day following the date on which Seller received the Net Funded Amount.

12.	Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.

13.	Representations, Warranties and Covenants of Seller. As of the date of this Agreement and, unless expressly stated otherwise, continuing until Buyer has received the Purchased Amount and all fees and charges due under this Agreement, Seller represents, warrants and covenants to Buyer as follows:

a.	No Interference. Seller must deposit all Future Receipts into an Authorized Account on a daily basis and must instruct Seller’s credit card processor, which must be approved by Buyer (the “Processor”) to deposit all Payment Card receipts of Seller into an Authorized Account on a daily basis. Seller agrees not to (i) change any Authorized Account without the express written consent of Buyer, (ii) create any new depository account, (iii) revoke Buyer’s authorization to debit an Authorized Account, (iv) close an Authorized Account without the express written consent of Buyer or, (v) take any other action that denies, or interferes with, Buyer’s rights under this Agreement, including but not limited to Buyer’s right to receive its share of revenue received by Seller.

b.	Stacking Prohibited. Seller shall not, without Buyer’s prior written consent, enter into: (a) any other agreement for the sale of Future Receipts, or (b) any loan agreement that encumbers Seller’s Future Receipts or requires daily payments. Buyer may share information regarding this Agreement with any third party in order to determine whether Seller is in compliance with this provision.

c.	Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and future statements that will be furnished to Buyer, fairly and accurately represent the financial condition of Seller at such dates. Furthermore, Seller represents that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect Seller’s financial condition and results of operations at the time they are provided. Seller further agrees to authorize the release of any past or future tax returns to Buyer.

d.	Compliance with Law and Governmental Approvals. Seller is in compliance and shall comply with all applicable federal, state and local laws, rules and regulations and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the businesses in which it is presently engaged and/or will engage in hereafter.

e.	Authority to Enter Into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

f.	Change of Name or Location or Sale or Closing of Business. Seller will not conduct Seller’s businesses under any name other than as disclosed to Buyer or change any of its places of business without prior written consent of Buyer. Seller will not voluntarily sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. As of the date of this Agreement, Seller does not plan to close its business either temporarily, whether for renovations, repairs or any other purpose, or permanently. Seller will not voluntarily close its business on a temporary basis for renovations, repairs, or any other voluntary purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer 10 calendar days’ notice to the extent practicable.

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g.	No Pending or Contemplated Bankruptcy as of the Date of this Agreement. As of the date of this Agreement: (a) Seller has not filed, and does not plan to file, any petition for bankruptcy protection under Title 11 of the United States Code, (b) there has been no involuntary petition brought or pending against Seller, and (c) Seller has not received any communication from any third party indicating that an involuntary petition will be filed against Seller. Seller has not consulted with a bankruptcy attorney or a debt relief organization within six months prior to the date of this Agreement. Seller further warrants that, as of the date of this Agreement, it does not plan to engage the services of a debt relief organization.

h.	Seller to Pay Taxes Promptly. Seller will promptly pay all necessary taxes and other assessments, including but not limited to employment, sales and use taxes.

i.	No Violation of Prior Agreements. Seller’s execution and performance of this Agreement does not conflict with and will not violate any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Seller is subject, including any agreement that prohibits the sale or pledge of Seller’s Future Receipts.

j.	Seller’s Knowledge and Representation. Seller represents, warrants, and agrees that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; it was represented by counsel or had full opportunity to consult with counsel.

k.	Accurate and Complete Information. Seller represents, warrants, and agrees that all information provided to Buyer and all statements made to Buyer relating to this transaction in any way have been truthful, accurate, and complete. Seller further agrees that Seller will be truthful in all future statements to Buyer, and will provide Buyer with accurate and complete information regarding Seller’s business as required by this Agreement.

l.	Seller as a Commercial Entity. Seller is a sophisticated business entity familiar with the type of transaction described under this Agreement, and has had a full opportunity to consult with counsel of their choice, and has consulted with counsel or has decided not to avail themselves of that opportunity.

14.	Rights of Buyer.

a.	Acknowledgment of Security Interest and Security Agreement. The sale of Future Receipts pursuant to this Agreement shall constitute and shall be construed and treated for all purposes as a true and complete sale from Seller to Buyer, conveying good title to the Future Receipts free and clear of any liens and encumbrances. To the extent the Future Receipts include any “accounts” or “payment intangibles” as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located (“UCC”) then: (i) the sale of such accounts or payment intangibles creates a security interest as defined in the UCC, (ii) this Agreement constitutes a security agreement under the UCC, and (iii) Buyer has all the rights of a secured party under the UCC with respect to such accounts or payment intangibles. Seller further agrees that, with or without a breach of this Agreement, Buyer may notify account debtors, or other persons obligated on the Future Receipts, or holding the Future Receipts, of Seller’s sale of the Future Receipts and may instruct them to make payment or otherwise render performance to or for the benefit of Buyer.

b.	Financing Statements. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the UCC to give notice that the Purchased Amount is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller authorizes Buyer to debit any Authorized Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.

c.	Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (i) enter during regular business hours, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller’s daily receipts to the Processor and to ensure that Seller has not violated any other provision of this Agreement, (ii) Seller shall provide access to its employees and records and all other items as requested by Buyer; and (iii) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.

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d.	Phone Recordings and Contact. Seller agrees that any call between Buyer and Seller, and their agents and employees may be recorded or monitored. Further, Seller agrees that (i) it has an established business relationship with Buyer, its employees and agents and that Seller may be contacted from time-to-time regarding this or other business transactions, (ii) that such communications and contacts are not unsolicited or inconvenient, and (iii) that any such contact may be made at any phone number, email address, or facsimile number given to Buyer by the Seller, its agents or employees, including cellular telephones.

e.	ACH Authorization. Seller represents and warrants that, with respect to any authorization provided by Seller to permit Buyer to initiate ACH debit or credit entries to an Authorized Account (“ACH Authorization”): (i) each Authorized Account is solely owned by Seller; (ii) any person executing an ACH Authorization on behalf of Seller is an authorized signer on the Authorized Account and has the power and authority to authorize Buyer to initiate ACH transactions to and from the Authorized Account, and (iii) the Authorized Account is a legitimate, open, and active bank account used solely for business purposes and not for personal, family or household purposes. If an ACH entry is rejected by Seller’s bank for any reason other than a stop payment order placed by Seller with its bank, including without limitation insufficient funds, Seller agrees that Buyer may resubmit up to two times any ACH entry that is dishonored. Seller’s bank may charge Seller fees for unsuccessful ACH entries. Seller agrees that Buyer will have no liability to Seller for such fees. In the event Buyer makes an error in processing any ACH entry, Seller authorizes Buyer to initiate ACH entries to the applicable Authorized Account to correct the error. Seller acknowledges that the origination of ACH entries to and from an Authorized Account must comply with applicable law and applicable network rules. Seller agrees to be bound by the Rules and Operating Guidelines of Nacha (formerly known as the National Automated Clearing House Association). Seller will not dispute any ACH entry initiated pursuant to an ACH Authorization, provided the entry corresponds to the terms of the ACH Authorization. Seller requests the bank that holds the Authorized Account honor all ACH entries initiated in accordance with an ACH Authorization.

15.	Remedies for Seller’s Breach of this Agreement. If Seller violates or fails to comply with any term or covenant in this Agreement, Buyer may proceed to protect and enforce its rights including, but not limited to, the following:

a.	Buyer may increase the Specified Percentage to 100% and may adjust the Periodic Amount to reflect the new Specified Percentage.

b.	Buyer shall have the right to collect the full undelivered Purchased Amount plus all fees and charges (including collection and legal fees as more fully described in this Agreement) assessed under this Agreement, which will become due and payable in full immediately.

c.	Buyer may enforce the provisions of the Guaranty of Performance against each Guarantor.

d.	Buyer may require Seller to pay Buyer all reasonable costs associated with Seller’s breach. If demanded by Buyer, Seller shall pay Buyer a collection charge in an amount equal to 25% of the undelivered balance of the Purchased Amount (the “Default Charge”) which shall be applied to Buyer’s actual costs to enforce its rights under this Agreement. In the event the Default Charge exceeds Buyer’s actual costs of enforcement, Seller shall be entitled to a refund of any excess. Buyer may proceed to protect and enforce its rights and remedies by arbitration or lawsuit. In any such arbitration or lawsuit, under which Buyer shall recover judgment against Seller, Seller shall be liable for all of Buyer’s costs, including but not limited to all reasonable attorneys’ fees and court costs. However, the rights of Buyer under this provision shall be limited as provided in the arbitration provision set forth below.

e.	Buyer may debit depository accounts wherever situated by means of ACH debit or facsimile signature on a computer-generated check drawn on any of Seller’s banking accounts for all sums due to Buyer.

f.	Subject to the arbitration provisions of this Agreement, all rights, powers and remedies of Buyer in connection with this Agreement may be exercised at any time by Buyer after the occurrence of breach, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

16.	Modifications, Amendments. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same is in writing and signed by Buyer.

17.	Assignment. Buyer may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.

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18.	Multiple Sellers. If more than one person or entity is listed as a Seller above, then the term “Seller” refers collectively to all Sellers who have signed the signature page of this Agreement. The term “Future Receipts” refers to the Future Receipts of each Seller and the calculation of the initial Periodic Amount and any adjustment to the Periodic Amount shall be based on an aggregate of the actual or projected sales revenue of all the Sellers. Each Seller agrees that Buyer’s purchase of Future Receipts hereunder constitutes a purchase of the Future Receipts of all the Sellers. Each Seller agrees that it is jointly and severally liable to Buyer for the obligation to deliver the Purchased Amount from its own Future Receipts. Each Seller agrees that the release of any other Seller from any obligations under this Agreement, whether in whole or in part, will not limit, reduce, release, or impair such Seller’s obligations to Buyer, including the obligation to deliver the undelivered balance of the Purchased Amount. Each Seller designates the Primary Contact Person identified above as its authorized representative for all purposes related to this Agreement and any related transactions. Buyer may treat any notice or instruction received from the Primary Contact Person as a notice or instruction from all Sellers.

19.	Notices.

a.	Notices from Buyer. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller and Guarantor (as applicable) by regular mail or (at Buyer’s option) by e-mail to the Primary Contact Person. Seller and each Guarantor agrees that the Primary Contact Person is authorized to receive all communications on behalf of Seller and each Guarantor. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective three days after mailing to the Primary Contact Person at the address set forth above or such new address communicated by the Primary Contact Person to Buyer pursuant to this Section.

b.	Notices from Seller and Guarantor. Unless another method of notice to Buyer is specifically described in this Agreement, Seller and Guarantor may send any notices to Buyer by e-mail only upon the prior written consent of Buyer, which consent may be withheld or revoked at any time in Buyer’s sole discretion. Otherwise, any notices or other communications from Seller and Guarantor to Buyer must be delivered by certified mail, return receipt requested, to Buyer at 366 N. Broadway, Jerico, NY 11753. Notices sent to Buyer shall become effective only upon receipt by Buyer.

20.	Binding Effect, Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Seller, Buyer, Guarantor and their respective successors and assigns, except that neither Seller nor Guarantor shall have the right to assign its respective rights hereunder or any interest herein without the prior written consent of Buyer which consent may be withheld in Buyer’s sole discretion. Except as set forth in the Arbitration section, this Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to any applicable principles of conflicts of law. Each Seller and Guarantor understands and agrees that (i) Buyer is located in New York, (ii) Buyer makes all decisions from Buyer’s office in New York, (iii) the Agreement is made in New York (that is, no binding contract will be formed until Buyer receives and accepts Seller’s signed Agreement in New York, and (iv) Seller’s payments are not accepted until received by Buyer in New York. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach of this Agreement, shall, if Buyer so elects, be instituted in any court sitting in New York, (the “Acceptable Forums”). Each Seller and Guarantor agrees that the Acceptable Forums are convenient to it, and submit to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, each Seller and Guarantor waives any right to oppose any motion or application made by Buyer to transfer such proceeding to an Acceptable Forum. Unless prohibited by law, Buyer, Seller and Guarantor further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court, but without invalidating service performed in accordance with such other provisions.

21.	Survival of Representations, Warranties and Covenants. All representations, warranties and covenants herein of the parties shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full.

22.	Interpretation. All parties hereto have had the opportunity to review this Agreement with an attorney of their own choosing and have relied only on their own attorney’s guidance and advice or have been provided sufficient opportunity to have an attorney of their choosing review the Agreement. No construction determinations shall be made against Buyer as drafter.

23.	Entire Agreement and Severability. This Agreement embodies the entire agreement among Seller, Guarantor, and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

24.	Execution. Facsimile signatures, or any other electronic means reflecting the party’s signature hereto, shall be deemed acceptable for all purposes. The parties agree that if a duly authorized representative of each of the parties signs this Agreement and transmits such Agreement to the other party via facsimile or electronically transmitted portable document format, such transmission shall be treated in all manner and respects as an original signature (or counterpart thereof) and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or electronic transmission in portable document format as a defense to this Agreement and each such party forever waives any such defense. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.

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25.	Authorization to Contact.

a.	Authorization to Contact by Phone. Seller and Guarantor authorize Buyer, its affiliates, agents and independent contractors to contact Seller or Guarantor at any telephone number Seller or Guarantor provide to Buyer or from which Seller or Guarantor places a call to Buyer, or any telephone number where Buyer believes it may reach Seller or Guarantor, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller or Guarantor incurs charges for receiving such communications.

b.	Authorization to Contact by Other Means. Seller and Guarantor also agree that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile, to contact Seller and Guarantor. Seller and Guarantor expressly consent to conduct business by electronic means.

26.	Service of Process. Each Merchant and each Guarantor consent to service of process and legal notices made by First Class or Priority Mail delivered by the United States Postal Service and addressed to the address(es) set forth on the first page of this Agreement or any other address(es) provided in writing to the Purchaser by any Merchant or Guarantor, and unless applicable law or rules provide otherwise, any such service will be deemed complete upon dispatch. Each Merchant and each Guarantor agrees that it will be precluded from asserting that it did not receive service of process or any other notice mailed to the address(es) set forth on the first page of this Agreement if it does not furnish a certified mail receipt signed by the Purchaser that the Purchaser was provided with notice of a change in the contact address(es).

27.	JURY WAIVER. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH PARTY MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ACKNOWLEDGE THEIR RIGHT TO REVIEW THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

28.	CLASS ACTION WAIVER. BUYER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESOLUTION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTIES AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR A COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT: (I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT), AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

29.	ARBITRATION. IF BUYER, SELLER OR ANY GUARANTOR REQUESTS, THE OTHER PARTIES AGREE TO ARBITRATE ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. IF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DISPUTE SETTLED BY ARBITRATION, THAT PARTY MUST FIRST SEND TO ALL OTHER PARTIES, BY CERTIFIED MAIL, A WRITTEN NOTICE OF INTENT TO ARBITRATE. IF BUYER, SELLER OR ANY GUARANTOR DO NOT REACH AN AGREEMENT TO RESOLVE THE CLAIM WITHIN 30 DAYS AFTER THE NOTICE IS RECEIVED, BUYER, SELLER OR ANY GUARANTOR MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) OR THE FORUM. BUYER WILL PROMPTLY REIMBURSE SELLER OR GUARANTOR FOR ANY ARBITRATION FILING FEE, HOWEVER, IN THE EVENT THAT BOTH SELLER AND GUARANTOR MUST PAY FILING FEES, BUYER WILL ONLY REIMBURSE SELLER’S ARBITRATION FILING FEE AND, EXCEPT AS PROVIDED IN THE NEXT SENTENCE, BUYER WILL PAY ALL ADMINISTRATION AND ARBITRATOR FEES. IF THE ARBITRATOR FINDS THAT EITHER THE SUBSTANCE OF THE CLAIM RAISED BY SELLER OR GUARANTOR OR THE RELIEF SOUGHT BY SELLER OR GUARANTOR IS IMPROPER OR NOT WARRANTED, AS MEASURED BY THE STANDARDS SET FORTH IN FEDERAL RULE OF PROCEDURE 11(B), THEN BUYER WILL PAY THESE FEES ONLY IF REQUIRED BY THE AAA OR FORUM RULES. SELLER AND GUARANTOR AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING THE RIGHT TO TRIAL BY JURY. BUYER, SELLER OR ANY GUARANTOR MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. FURTHER, BUYER, SELLER AND ANY GUARANTOR AGREE THAT THE ARBITRATOR MAY NOT CONSOLIDATE PROCEEDINGS FOR MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING, AND THAT IF THIS SPECIFIC PROVISION DEALING WITH THE PROHIBITION ON CONSOLIDATED, CLASS OR AGGREGATED CLAIMS IS FOUND UNENFORCEABLE, THEN THE ENTIRETY OF THIS ARBITRATION CLAUSE SHALL BE NULL AND VOID. THIS AGREEMENT TO ARBITRATE IS GOVERNED BY THE FEDERAL ARBITRATION ACT AND NOT BY ANY STATE LAW REGULATING THE ARBITRATION OF DISPUTES. THIS AGREEMENT IS FINAL AND BINDING EXCEPT TO THE EXTENT THAT AN APPEAL MAY BE MADE UNDER THE FAA. ANY ARBITRATION DECISION RENDERED PURSUANT TO THIS ARBITRATION AGREEMENT MAY BE ENFORCED IN ANY COURT WITH JURISDICTION. THE TERMS “DISPUTES” AND “CLAIMS” SHALL HAVE THE BROADEST POSSIBLE MEANING.

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30.	RIGHT TO OPT OUT OF ARBITRATION. SELLER AND GUARANTOR(S) MAY OPT OUT OF THE ARBITRATION PROVISION ABOVE. TO OPT OUT OF THE ARBITRATION CLAUSE, SELLER AND EACH GUARANTOR MUST SEND BUYER A NOTICE THAT THE SELLER AND EACH GUARANTOR DOES NOT WANT THE CLAUSE TO APPLY TO THIS AGREEMENT. FOR ANY OPT OUT TO BE EFFECTIVE, SELLER AND EACH GUARANTOR MUST SEND AN OPT OUT NOTICE TO THE FOLLOWING ADDRESS BY REGISTERED MAIL, WITHIN 14 DAYS AFTER THE DATE OF THIS AGREEMENT: ACE FUNDING SOURCE LLC, 366 N. BROADWAY, JERICO, NY 11753 ATTENTION: ARBITRATION OPT-OUT.

Agreement of Seller: By signing below Seller agrees to the terms and conditions contained in this Agreement, and further agrees that this transaction is for business purposes.

Seller: COUNTY COMFORT SERVICES LLC

Name: MAHESH PRASAD

Title: Owner

Address: 2 Mount Royal Avenue STE 550, Marlborough, MA 01752

TAX ID: 33-3008203

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: SOLAR ENERGY SYSTEMS OF BREVARD, INC.

Name: MAHESH PRASAD

Title: Owner

Address: 1536 CYPRESS AVE, Melbourne FL 32935

TAX ID: - 203484826

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: KEEN ENERGY TECHNOLOGIES LLC

Name: MAHESH PRASAD

Title: Owner

Address: 2550 114th Street STE 105A, Grand Prairie TX 75050

TAX ID: - 991813856

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: AURAI LLC

Name: MAHESH PRASAD

Title: Owner

Address: 2 MOUNT ROYAL AVE , Marlborough MA 01752

TAX ID: - 010566432

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

9	Initials ,

Seller: ABSOLUTELY COOL AIR CONDITIONING LLC

Name: MAHESH PRASAD

Title: Owner

Address: 603 Northwest Buck Hendry Way, Stuart FL 34994

TAX ID: - 010772180

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: CONNECTM DE LLC

Name: MAHESH PRASAD

Title: Owner

Address: , MA

TAX ID: - 332143715

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Agreement of Guarantor: By signing below each Guarantor agrees to the terms and conditions contained in this Agreement, and further agrees that this transaction is for business purposes.

Notice: This Agreement contains a guaranty of performance, and by signing below, you agree that you will be personally liable for the prompt and complete performance of the Guaranteed Obligations as described in the GUARANTY OF PERFORMANCE section above.

/s/ Mahesh Choudhury
Guarantor Name: MAHESH PRASAD	Guarantor Signature:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)

Signer’s Title    Owner

GUARANTY OF PERFORMANCE – Each of the undersigned Guarantors agrees to the following terms:

31.	Guaranteed Obligations. Guarantor agrees to irrevocably, absolutely and unconditionally guarantee to Buyer prompt and complete performance of the following obligations of Seller (the “Guaranteed Obligations”):

a.	Seller’s obligation to not (i) change any Authorized Account without the express written consent of Buyer, (ii) create any new depository account, (iii) revoke Buyer’s authorization to debit an Authorized Account, (iv) close an Authorized Account without the express written consent of Buyer or (v) take any other action that denies, or interferes with, Buyer’s rights under this Agreement, including but not limited to Buyer’s right to receive its share of revenue received by Seller;

b.	Seller’s obligation to not conduct Seller’s businesses under any name other than as disclosed to Buyer;

c.	Seller’s obligation to not change any of its places of business without prior written consent by Buyer;

10	Initials ,

d.	Seller’s obligation to not voluntarily sell, dispose, transfer or otherwise convey its business or substantially all business assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller's obligations under this Agreement pursuant to documentation satisfactory to Buyer;

e.	Seller’s obligation to not enter into any other agreement for the sale of Future Receipts, or any loan agreement that encumbers Seller’s Future Receipts or requires daily payments with any party other than Buyer without Buyer’s prior written consent for the duration of this Agreement; and

f.	Seller’s obligation to provide truthful, accurate, complete and timely information as required by this Agreement.

32.	Guarantor Waivers. Buyer does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under the Agreement and this Guaranty of Performance if it is not notified of: (i) Seller’s failure to timely perform any obligation under the Agreement, (ii) any adverse change in Seller’s financial condition or business, (iii) Buyer’s acceptance of the Agreement, and (iv) any renewal, extension or other modification of the Agreement or Seller’s other obligations to Buyer. In addition, Buyer may take any of the following actions without releasing Guarantor from any of its obligations under the Agreement and this Guaranty of Performance: (i) renew, extend or otherwise modify the Agreement or Seller’s other obligations to Buyer, and (ii) release Seller from its obligations to Buyer. Guarantor shall not seek reimbursement from Seller or any other guarantor for any amounts paid by it under the Agreement or this Guaranty of Performance. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Seller, or any other guarantor, for any amounts paid by it, or acts performed by it, under the Agreement or this Guaranty of Performance: (i) subrogation, (ii) reimbursement, (iii) performance, (iv) indemnification, or (v) contribution.

33.	Guarantor Acknowledgement. Each Guarantor acknowledges that Guarantor understands the seriousness of the provisions of the Agreement, including the following Sections: Credit Report and Financial Information Authorizations; Notices; Binding Effect, Governing Law, Venue and Jurisdiction; Survival of Representations, Warranties and Covenants; Interpretation; Entire Agreement and Severability; Execution; Authorization to Contact; Jury Waiver; Class Action Waiver; Arbitration; and Right to Opt Out of Arbitration.

34.	Service of Process. Each Merchant and each Guarantor consent to service of process and legal notices made by First Class or Priority Mail delivered by the United States Postal Service and addressed to the address(es) set forth on the first page of this Agreement or any other address(es) provided in writing to the Purchaser by any Merchant or Guarantor, and unless applicable law or rules provide otherwise, any such service will be deemed complete upon dispatch. Each Merchant and each Guarantor agrees that it will be precluded from asserting that it did not receive service of process or any other notice mailed to the address(es) set forth on the first page of this Agreement if it does not furnish a certified mail receipt signed by the Purchaser that the Purchaser was provided with notice of a change in the contact address(es).

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

11	Initials ,

Signature Page to Sale of Future Receipts Agreement

Agreement of Seller: By signing below Seller agrees to the terms and conditions contained in this Agreement, and further agrees that this transaction is for business purposes.

Seller: COUNTY COMFORT SERVICES LLC

Name: MAHESH PRASAD

Title: Owner

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: SOLAR ENERGY SYSTEMS OF BREVARD, INC.

Name: MAHESH PRASAD

Title: Owner

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: KEEN ENERGY TECHNOLOGIES LLC

Name: MAHESH PRASAD

Title: Owner

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: AURAI LLC

Name: MAHESH PRASAD

Title: Owner

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: ABSOLUTELY COOL AIR CONDITIONING LLC

Name: MAHESH PRASAD

Title: Owner

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Seller: CONNECTM DE LLC

Name: MAHESH PRASAD

Title: Owner

/s/ Mahesh Choudhury
By:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)	(signature)

Agreement of Guarantor: By signing below each Guarantor agrees to the terms and conditions contained in this Agreement, and further agrees that this transaction is for business purposes.

12	Initials ,

Notice: This Agreement contains a guaranty of performance, and by signing below, you agree that you will be personally liable for the prompt and complete performance of the Guaranteed Obligations as described in the GUARANTY OF PERFORMANCE section above.

/s/ Mahesh Choudhury
Guarantor Name: MAHESH PRASAD	Guarantor Signature:	Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)

Signer’s Title    Owner

13	Initials ,

AUTHORIZATION AGREEMENT

FOR AUTOMATED CLEARING HOUSE TRANSACTIONS

This Authorization Agreement is provided to Ace Funding Source LLC (“Buyer”) by each Seller identified on the Signature Page to this Authorization Agreement. This Authorization Agreement is provided pursuant to the Sale of Future Receipts Agreement (the “Sale Agreement”) entered into between such Seller and the Buyer. Capitalized terms used in this Authorization Agreement without definition shall have the meanings set forth in the Sale Agreement.

By signing this Authorization Agreement, each Seller agrees to the following:

Seller hereby authorizes Buyer to present automated clearing house (ACH) debits to the account identified on the Signature Page to this Authorization Agreement in the amount of any Periodic Amount due on a Remittance Day, or any other amount due to Buyer from Seller (or otherwise authorized to be debited) under the terms of the Sale Agreement, as it may be amended, supplemented or replaced from time to time. Seller acknowledges that each such identified account is an “Authorized Account” as defined in the Sale Agreement. Seller also authorizes Buyer to initiate credit entries to deliver the Net Funded Amount to Seller and authorizes Buyer to initiate additional entries (debits and credits) to any Authorized Account to correct any erroneous transfers.

If Seller breaches the Sale Agreement, Seller authorizes Buyer to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Sale Agreement.

Seller authorizes Buyer to contact Seller’s financial institution to obtain available funds information and/or to verify any information Seller has provided about the Authorized Account and to correct any missing, erroneous or out-of-date information.

Seller represents and warrants that each Authorized Account is established and used primarily for commercial/business purposes, and not for consumer, family or household purposes. Seller agrees to be bound by the Rules and Operating Guidelines of Nacha. Seller understands and agrees that any revocation or attempted revocation of this Authorization Agreement will constitute a breach of the Sale Agreement. In the event that Seller closes an Authorized Account, or the Authorized Account has insufficient funds for any ACH transaction under this Authorization Agreement, Seller authorizes Buyer to contact Seller’s financial institution and obtain information (including account number, routing number and available balance) concerning any other deposit account(s) maintained by Seller with Seller’s financial institution, and to initiate ACH transactions under this Authorization Agreement to such additional account(s). To the extent necessary, Seller grants Buyer a limited Power of Attorney to take action in Seller’s name to facilitate this Authorization Agreement.

Seller understands that the Authorization Agreement is a fundamental condition to induce Buyer to enter into the Sale Agreement. Consequently, this Authorization Agreement is intended to be irrevocable during the course of the Sale Agreement and shall remain in full force and effect until Buyer has received all amounts due or that may become due to Buyer under the Sale Agreement.

[Signature Page follows]

14	Initials ,

Signature Page to Authorization Agreement

By signing below, each Seller represents that it is the holder of the account identified immediately above its signature, and agrees that such account is an “Authorized Account” account as described in the Authorization Agreement.

Account Name:		COUNTY COMFORT SERVICES LLC
(Name of account exactly as it appears on Seller’s bank statement)

Bank Name:		BANK OF AMERICA, N.A.
ABA Transit/Routing Number:		011000138
Account Number:		466023663330
		COUNTY COMFORT SERVICES LLC

Seller Signature	Signature:	Mahesh Choudhury
		Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)
		Name/Title of signer: MAHESH PRASAD, Owner

Account Name:		COUNTY COMFORT SERVICES LLC
(Name of account exactly as it appears on Seller’s bank statement)

Bank Name:		BANK OF AMERICA, N.A.
ABA Transit/Routing Number:		011000138
Account Number:		466024230746
		COUNTY COMFORT SERVICES LLC

Seller Signature	Signature:	Mahesh Choudhury
		Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)
		Name/Title of signer: MAHESH PRASAD, Owner

Account Name:		COUNTY COMFORT SERVICES LLC
(Name of account exactly as it appears on Seller’s bank statement)

Bank Name:		BANK OF AMERICA, N.A.
ABA Transit/Routing Number:		011000138
Account Number:		466024230759
		COUNTY COMFORT SERVICES LLC

Seller Signature	Signature:	Mahesh Choudhury
		Mahesh Choudhury (Nov 12, 2025 15:36:35 EST)
		Name/Title of signer: MAHESH PRASAD, Owner

15	Initials ,

Emergency Contacts

3 emergency contacts are required to receive funding. Contacts are used if you cannot be reached and can be an employee, friend or family member.

Contacts will be verified.

Name: Mahesh Choudhury

Relation: Manager

Phone Number: 7703306879

Email Address: mahesh@connectm.com

Name: Mahesh Choudhury

Relation: Self

Phone Number: 7703306879

Email Address: mahesh@connectm.com

Name: Mahesh Choudhury

Relation: self

Phone Number: 7703306879

Email Address: mahesh@connectm.com

COUNTY COMFORT SERVICES

Final Audit Report	2025-11-12

Created:	2025-11-12
By:	ACE Partners (contracts@acefundingllc.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAp44KfqtnBmuVKxdyeul8R3JI4In9LJ2z

"COUNTY COMFORT SERVICES" History

Document created by ACE Partners (contracts@acefundingllc.com) 2025-11-12 - 8:26:21 PM GMT

Document emailed to mahesh@connectm.com for signature 2025-11-12 - 8:26:27 PM GMT

Email viewed by mahesh@connectm.com 2025-11-12 - 8:27:55 PM GMT

Signer mahesh@connectm.com entered name at signing as Mahesh Choudhury 2025-11-12 - 8:36:33 PM GMT

Document e-signed by Mahesh Choudhury (mahesh@connectm.com) Signature Date: 2025-11-12 - 8:36:35 PM GMT - Time Source: server

Agreement completed. 2025-11-12 - 8:36:35 PM GMT